                                                                     EXHIBIT 8.2

                  [LETTERHEAD OF MAYER, BROWN, ROWE & MAW LLP]

                                 March 29, 2006

BAS Securitization LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

         Re:  BAS Securitization LLC (Depositor)
              Registration Statement on Form S-3
              (File No. 333-130613)

Ladies and Gentlemen:

         We have acted as special federal tax counsel for BAS Securitization
LLC, a Delaware limited liability company (the "Company"), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration
Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the
"Notes") and Asset Backed Certificates (the "Certificates", and together with the Notes, the "Securities").

         A prospectus and two forms of prospectus supplement are contained in the Registration Statement. The prospectus (the "Base Prospectus") and each related form of prospectus supplement (each, a "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus") pertain to offerings of the
Notes and/or Certificates. This opinion relates as to the Prospectus and its exhibits contained in the Registration Statement.

         As described in the Registration Statement, the Notes and the
Certificates will be issued from time to time in series, with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a
Trust Agreement (each, a "Trust Agreement") between the Company and a trustee or pursuant to a Pooling and Servicing Agreement (each, a "Pooling and Servicing
Agreement") among the Company, the trustee and the related servicer, as applicable, or a limited liability company (each, an "LLC") to be formed pursuant to a Limited Liability Company Agreement (each an "LLC Agreement") by the Company. For each series, the Notes will be issued pursuant to an Indenture
(each, an "Indenture") between the related Trust or LLC, as the case may be, and an indenture trustee and a Sale and Servicing Agreement among the related Trust or LLC, as the case may be (each, a "Sale and Servicing Agreement"), or a
Pooling and Servicing Agreement, as applicable, and the Certificates will be issued pursuant to a Trust Agreement or LLC Agreement, as the case may be, and such Sale and Servicing Agreement or Pooling and Servicing Agreement, as
applicable.

         In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other

BAS Securitization LLC
March 29, 2006

instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Sale and Servicing Agreement, the form of Pooling and Servicing Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement
(including the form of Certificate included as an exhibit thereto), the form of
LLC Agreement and the form of Sale and Servicing (collectively, the "Operative
Documents").

         Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the
Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as federal tax counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectus and in the forms of Prospectus Supplement (to the extent they relate to federal income tax consequences and constitute matters of law or legal conclusions)
forming part of the Registration Statement under the caption "Material Federal
Income Tax Consequences" (as modified by the statements, if any, set forth under the headings "Summary of Terms -- Tax Status" and "Federal Income Tax
Consequences" in the related Prospectus Supplement), to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects and accurately reflect our opinion. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

         This opinion letter is based on the facts and circumstances set forth in the Prospectus, the forms of Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates series of Securities with numerous different characteristics and the Prospectus, form of Prospectus Supplement and the operative documents related thereto do not relate to a specific transaction, the particular characteristics of each series of Securities must be considered in determining the applicability of this opinion to a particular series of Securities and such opinion may require modification in the context of any actual transaction.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to references to Mayer, Brown, Rowe &
Maw LLP under the captions "Summary of Terms -- Tax Status" in the Prospectus
Supplement and "Legal Matters" and "Material Federal Income Tax Consequences" in
the Prospectus. In giving such consent, we do not admit that we are "experts,"
within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                Very truly yours,

                                                /s/ MAYER, BROWN, ROWE & MAW LLP
                                                MAYER, BROWN, ROWE & MAW LLP